UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2026 annual meeting of stockholders (the “Annual Meeting”) of Polar Power, Inc. (the “Company”) was held on October 14, 2026, after being duly adjourned by the chairman of the Annual Meeting. The following proposals were approved at the Annual Meeting by the votes indicated:

Proposal One: To elect six directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. The nominees for election are Arthur D. Sams, Keith Albrecht, Michael G. Field, Jim Ahern, Menachem “Menny Shalom” and Lewis Wilks.

The following nominees were elected by the votes indicated to serve as directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified:

Name	Total Votes for Director	Total Votes Withheld from Director	Total Broker Non-Votes
Arthur D. Sams	1,857,131	188,866	988,701
Keith Albrecht	1,854,298	191,699	988,701
Michael Field	1,818,564	227,433	988,701
Jim Ahern	1,073,045	972,952	988,701
Menachem “Menny” Shalom	1,030,398	1,015,599	988,701
Lewis Wilks	1,850,662	195,335	988,701

Proposal Two: To ratify the appointment of Weinberg & Company, P.A., as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Total Votes
For	2,910,976
Against	104,572
Abstain	19,151
Broker Non-Votes	N/A

Proposal Three: To approve, for purposes of Nasdaq listing rule 5635(d), the potential issuance of shares of common stock (or securities convertible into or exercisable for common stock), in one or more non-public financing transactions, in an aggregate amount exceeding 19.99% of the company’s outstanding common stock or voting power, at a price that may be below the minimum price (as defined in Nasdaq rules).

Total Votes
For	1,054,109
Against	41,930
Abstain	2,080
Broker Non-Votes	1,936,580

Proposal Four: To approve an amendment to the Company’s certificate of incorporation (the “charter”), in substantially the form attached to the proxy statement as appendix A (the “reverse split charter amendment”) to allow our board of directors to effect, in its discretion prior to December 31, 2027, a reverse stock split of all of our issued and outstanding common stock, at a specific ratio, ranging from one-for-three to one-for-twenty (the “approved slit ratios”), with the timing and ratio to be determined by the board if effected (the “reverse split”).

Total Votes
For	2,767,573
Against	252,882
Abstain	14,242
Broker Non-Votes	N/A

Proposal Five: To conduct a non-binding advisory vote to approve the compensation paid to the Company’s named executive officers.

Total Votes
For	2,011,022
Against	29,671
Abstain	5,306
Broker Non-Votes	988,700

Proposal Six: To conduct a non-binding advisory vote to determine the frequency of the non-binding advisory vote on executive compensation.

Total Votes
One Year	83,999
Two Years	1,469,906
Three Years	481,039
Abstain	11,052
Broker Non-Votes	988,703

Proposal Seven: To approve a proposal to grant discretionary authority to the Chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal Three and Four.

Total Votes
For	2,008,932
Against	35,539
Abstain	1,526
Broker Non-Votes	988,702

Consistent with the stockholder voting results, the Company’s Board of Directors has determined that the say-on-pay vote will be conducted every two years, until the next stockholder vote on say-on-pay frequency, which vote will occur no later than the Company’s 2028 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2026

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams, President, Co-Chief Executive Officer and Secretary